SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On November 13, 2018, a subsidiary of KULR Technology Group, Inc. (the “Company”) issued a press release containing a message from the Company’s Chief Executive Officer, Michael Mo, discussing, among other things, some of the Company’s financial performance milestones, including certain results of operations.

A copy of the press release is attached herewith as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR Technology Group, Inc.

Date:	November 13, 2018	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer